Exhibit 99.1

FOR IMMEDIATE RELEASE	10-20

Houston, TX – July 2, 2010

McDermott’s Board of Directors Approves Spin-Off of The Babcock & Wilcox Company

McDermott International, Inc. (NYSE: MDR) (“McDermott”) today announced that its Board of Directors has approved the spin-off of its power generation systems and government operations segments through the distribution of shares of The Babcock & Wilcox Company (“B&W”), to holders of McDermott common stock.

The distribution of B&W common stock is expected to occur on July 30, 2010, with McDermott stockholders receiving one share of B&W common stock for every two shares of McDermott common stock held at the close of business on July 9, 2010. Fractional shares of B&W common stock will not be distributed, and any fractional share of B&W common stock otherwise issuable to a McDermott stockholder will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment with respect to such fractional share.

Following the distribution of the B&W common stock in the spin-off, B&W will be a separate, publicly traded company, and McDermott will not retain any ownership interest in B&W. The shares of B&W common stock will be listed on the New York Stock Exchange under the symbol “BWC.”

The completion of the distribution is subject to: the Securities and Exchange Commission (“SEC”) having declared effective B&W’s Registration Statement on Form 10, as amended (“Form 10”), and other conditions described in the information statement included as an exhibit to the Form 10, which B&W has filed with the SEC and is available at the SEC’s website at www.sec.gov.

McDermott has received a private letter ruling from the Internal Revenue Service to the effect that, based on certain facts, assumptions, representations and undertakings set forth in the ruling, for U.S. federal income tax purposes, the distribution of B&W common stock and certain related transactions will not be taxable to McDermott or U.S. holders of McDermott common stock, except in respect of cash received in lieu of fractional share interests, which generally will be taxable to such holders as capital gain.

“We have made great progress over the past six months, and I am very pleased to now be reaching this important point in the process of completing the B&W spin-off,” said John A. Fees, Chief Executive Officer of McDermott. “As we outlined in December, we believe the spin-off will provide important benefits to our stockholders. We believe that as separate, independent, publicly traded entities, B&W and the remaining McDermott will benefit from enhanced management focus, more efficient capital allocation and greater operational and strategic flexibility. We also believe that the spin-off will help preserve B&W’s ability to contract with the U.S. Government. I am proud of the shared accomplishments of McDermott and B&W as a combined group of companies, and I look forward to their future, independent successes as they each continue to remain focused on the best, long-term interests of their customers and stockholders. I also want to extend my sincere appreciation to all of our employees whose tireless efforts and commitment have made the spin-off possible.”

No action is required by McDermott stockholders in order to receive shares of B&W common stock in the spin-off distribution, and McDermott stockholders should retain their McDermott stock certificates. McDermott stockholders entitled to receive the dividend will receive a book-entry account statement reflecting their ownership of shares of B&W common stock or their brokerage account will be credited for the shares.

McDermott expects that a “when-issued” public market for B&W common stock will commence shortly after the July 9, 2010 record date and will continue through the distribution date. McDermott also anticipates that “regular-way” trading of B&W’s common stock will begin on August 2, 2010, the first trading day following the distribution date.

In addition, shortly after the July 9, 2010 record date, it is expected that shares of McDermott common stock will begin trading two ways – either with or without the distribution of the shares of B&W. McDermott stockholders who sell their shares of McDermott common stock in the “regular-way” market (i.e., the normal trading market on the NYSE under the symbol “MDR”) after the record date and on or prior to the distribution date will be selling their right to receive shares of B&W common stock in connection with the spin-off. It is anticipated that shares of McDermott common stock will also trade “ex-distribution” (that is, without the right to receive the B&W distribution) during that period under the symbol “MDRwi.” Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling shares of McDermott common stock on or before the distribution date.

McDermott expects to mail the information statement to all stockholders entitled to receive the distribution of shares of B&W common stock on or about July 21, 2010. The information statement will describe B&W, the various risks involved, including the risks of holding B&W common stock, and other details of the transaction, including additional details regarding the spin-off.

About The Babcock & Wilcox Company

B&W is a leading technology innovator in power generation and a specialty manufacturer of nuclear components with a rich legacy spanning over 140 years. B&W designs, engineers, manufactures, and constructs power generation systems, primarily for large utility and industrial customers, as well as related aftermarket parts, services and environmental control systems. For its largest customer, the U.S. Government, B&W supplies nuclear components for defense programs and manages and operates nuclear facilities and environmental management sites. B&W has locations worldwide and employs over 13,000 people, not including approximately 10,000 joint venture employees.

About McDermott (following the spin-off of B&W)

McDermott is an engineering and construction company, and will be focused on the offshore upstream oil and gas market. McDermott provides front-end design and detailed engineering, construction and installation of offshore production facilities, pipelines and subsea systems. McDermott’s customers include national and major oil and gas companies worldwide, and it has a significant presence in the Americas, Asia-Pacific, Caspian and Middle East markets. McDermott employs approximately 16,000 people worldwide.

Forward Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact McDermott’s actual results of operations or may otherwise be material. These forward-looking statements include statements about the completion of the spin-off, the expected distribution date, the listing of the shares of B&W common stock on the NYSE, the tax-free nature of the spin-off distribution and certain related transactions, the anticipated benefits of the spin-off, the future successes of the two companies, the anticipated dates for B&W common stock to begin trading on a “when-issued” basis and on a “regular-way” basis and for McDermott stock to begin trading on an “ex-distribution” basis and the expected mailing date for the information statement. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including that the two companies may be unable to realize the anticipated benefits of the spin-off, the spin-off distribution may not be completed as anticipated or at all and delays or other difficulties in completing the distribution may be experienced. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, projected or implied. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q, and the Form 10. This press release reflects management’s views as of July 2, 2010. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

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CONTACT:	Jay Roueche or Robby Bellamy
Investor Relations & Corporate Communications
(281) 870-5011
www.mcdermott.com